UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): July 8, 2014

THE GYMBOREE CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-21250	94-2615258
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

500 Howard Street, San Francisco, CA

94105

(Address of Principal Executive Offices, Including Zip Code)

(415) 278-7000

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 8, 2014, Evan Price gave notice of his resignation as the chief financial and principal accounting officer of The Gymboree Corporation (the “Company”) in order to pursue another opportunity. Mr. Price’s resignation is effective as of July 24, 2014. While the Company searches for a permanent replacement for Mr. Price, Lynda Gustafson has agreed to act as the Company’s interim Chief Financial Officer, effective as of July 24, 2014. Ms. Gustafson will be paid an annual base salary of $375,000 and, subject to her execution of a general release of claims and service to the Company through the end of the term of the agreement, will be entitled to receive a transition bonus equal to nine months of Ms. Gustafson’s annual base salary ($281,250), payable within 30 days following the completion of the term. The term of the agreement ends on the earlier of (i) 30 days following the date a successor Chief Financial Officer of the Company is appointed and commences employment with the Company or (ii) a date specified by the Company. If she resigns prior to the end of the term but on or after August 29, 2014, or if the Company determines that the term will end prior to August 29, 2014, subject to her execution of a general release of claims, in lieu of the transition bonus described above, she will be entitled to receive a transition bonus of $150,000, payable within 30 days following the termination of her employment. Further, in the event a successor Chief Financial Officer is not appointed and does not commence employment by February 1, 2015, the Company will pay Ms. Gustafson a lump sum payment of $50,000 at the end of every three-month period after February 1, 2015, if she remains employed as the Company’s interim Chief Financial Officer through the date of payment. If she remains employed as the Company’s interim Chief Financial Officer after February 1, 2015, but resigns prior to the end of an applicable three-month period thereafter, the Company will pay her a pro-rated portion of the applicable $50,000 payment within 30 days of her termination date. The terms of Ms. Gustafson’s service as the Company’s interim Chief Financial Officer are set forth in a letter agreement between Ms. Gustafson and the Company, which will be filed with the Company’s next quarterly report on Form 10-Q.

Ms. Gustafson, 50, served as the Company’s Vice President, Corporate Controller from February 2005 through June 2014 and has been serving as a Senior Advisor to the Company since June 2014. Ms. Gustafson joined the Company in August 2001 as the Corporate Controller and was promoted to Vice President, Corporate Controller in February 2005. From January 2012 until January 2013, Ms. Gustafson also served as the Company’s interim Chief Financial Officer.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE GYMBOREE CORPORATION
Date: July 11, 2014
	By:	/s/ Mark Breitbard
		Name:	Mark Breitbard
		Title:	Chief Executive Officer